EXHIBIT 11.1


                               RIMAGE CORPORATION

          COMPUTATION OF NET EARNINGS (LOSS) PER SHARE OF COMMON STOCK


DILUTED NET EARNINGS PER COMMON SHARE IS DETERMINED BY DIVIDING THE DILUTED NET EARNINGS (LOSS) NUMBER OF SHARES OF COMMON STOCK AND COMMON SHARE EQUIVALENTS OUTSTANDING, UNLESS THE RESULT IS ANTI-DILUTIVE. THE FOLLOWING IS A SUMMARY OF THE WEIGHTED AVERAGE COMMON SHARES OUTSTANDING AND COMMON SHARE EQUIVALENTS:

                                                                   YEAR ENDED DECEMBER 31,
                                                                     1997          1996
                                                                 -----------    -----------
Shares Outstanding at beginning of period                          3,084,500      3,051,000

Common stock issued in stock option exercise                           6,802         33,500
                                                                 -----------    -----------

Shares Outstanding at end of period                                3,091,302      3,084,500
                                                                 ===========    ===========

   Weighted average shares of common stock outstanding             3,086,292      3,074,837
                                                                 ===========    ===========

Common stock equivalents                                             775,853           --

   Weighted average shares of common stock equivalents               190,247           --
                                                                 ===========    ===========

Weighted average shares of common stock and stock equivalents      3,276,539      3,074,837
                                                                 ===========    ===========

Diluted net earnings (loss)                                      $ 1,925,073    ($5,179,011)
                                                                 ===========    ===========

Diluted net earnings (loss) per share                            $      0.59    ($     1.68)
                                                                 ===========    ===========